Item 77D - DWS LifeCompass Retirement Fund,
DWS LifeCompass 2015 Fund, DWS
LifeCompass 2020 Fund and DWS LifeCompass
2030 Fund (each series of DWS Target Date
Series)

At a meeting held in August 2007, the Board of Trustees of DWS Target Date Series approved changes to the investment objective and policies of the above mentioned funds as follows:

DWS LifeCompass Retirement Fund

Effective November 1, 2007, the fund's current target asset allocations have been revised to approximately 35% equity funds and 65% fixed income funds. As a result, the investment objective and strategy of the fund is the following:

The fund seeks current income and, as a secondary objective, long-term growth of capital. The fund is designed for investors who are already in retirement or who plan to retire or begin withdrawing portions of their investments in the near future. The fund pursues its investment objective by investing mainly in other DWS mutual funds. The fund may also invest in Exchange Traded Funds ("ETFs") when the desired economic exposure to a particular market or sector is not available through a DWS fund.

The fund has a target asset allocation, which the managers use as a reference point in setting the fund's actual asset allocation. While the actual asset allocation may vary, the managers expect over the long term it will average out to be similar to the target asset allocation.

The managers regularly review the actual asset allocation and may adjust it based on current or expected market conditions or to manage risk. In making their asset allocation decisions, the managers use a proprietary mix of quantitative and qualitative inputs to arrive at a view for the securities markets and segments of those markets. These inputs include, but are not limited to, return forecasts for asset classes and investment guidelines. Based on the desired exposure to particular investments and thorough risk analysis the managers then decide which funds to use as underlying funds and in which proportions.

DWS LifeCompass 2015 Fund

Effective November 1, 2007, the fund's current target asset allocations have been revised to approximately 60% equity funds and 40% fixed income funds. As a result, the investment objective and strategy of the fund is the following:

The fund seeks to achieve as high total return as is consistent with its asset allocation until the target year. As the fund approaches its target year, the fund will decrease its emphasis on growth of capital and increase its emphasis on current income. The fund is designed for investors seeking to meet their respective investment goals, such as retirement, around the year 2015. The fund pursues its investment objective by investing mainly in other
DWS mutual funds. The fund may also invest in Exchange Traded Funds ("ETFs") when the desired economic exposure to a particular market or sector is not available through a DWS fund.

The fund has a target asset allocation, which the managers use as a reference point in setting the fund's actual asset allocation. The target asset allocation for the fund will change over time based on the number of years remaining until the target year, becoming more conservative as the fund approaches the target year. As the target year approaches, the fund's target asset allocation will approach that of the DWS LifeCompass Retirement
Fund (the "Retirement Fund"). Once the fund's actual asset allocation is similar to that of the Retirement Fund, the fund may be combined with the Retirement Fund or another DWS fund offered at the time.

The fund's target asset allocation may differ from the fund's actual asset allocation. The managers periodically review the actual asset allocation and may adjust it based on the target investment horizon, current or expected market conditions or to manage risk. In making their asset allocation decisions, the managers use a proprietary mix of quantitative and qualitative inputs to arrive at a view for the securities markets and segments of those markets.
These inputs include, but are not limited to, return forecasts for asset classes, target investments horizon and investment guidelines. Based on the desired exposure to particular investments and thorough risk analysis the managers then decide which funds to use as underlying funds and in which proportions.

DWS LifeCompass 2020 Fund

Effective November 1, 2007, the fund's current target asset allocations have been revised to approximately 70% equity funds and 30% fixed income funds. As a result, the investment objective and strategy of the fund is the following:

The fund seeks to achieve as high total return as is consistent with its asset allocation until the target year. As the fund approaches its target year, the fund will decrease its emphasis on growth of capital and increase its emphasis on current income. The fund is designed for investors seeking to meet their respective investment goals, such as retirement, around the year 2020. The fund pursues its investment objective by investing mainly in other
DWS mutual funds. The fund may also invest in Exchange Traded Funds ("ETFs") when the desired economic exposure to a particular market or sector is not available through a DWS fund.

The fund has a target asset allocation, which the managers use as a reference point in setting the fund's actual asset allocation. The target asset allocation for the fund will change over time based on the number of years remaining until the target year, becoming more conservative as the fund approaches the target year. As the target year approaches, the fund's target asset allocation will approach that of the DWS LifeCompass Retirement
Fund (the "Retirement Fund"). Once the fund's actual asset allocation is similar to that of the Retirement Fund, the fund may be combined with the Retirement Fund or another DWS fund offered at the time.

The fund's target asset allocation may differ from the fund's actual asset allocation. The managers periodically review the actual asset allocation and may adjust it based on the target investment horizon, current or expected market conditions or to manage risk. In making their asset allocation decisions, the managers use a proprietary mix of quantitative and qualitative inputs to arrive at a view for the securities markets and segments of those markets.
These inputs include, but are not limited to, return forecasts for asset classes, target investment horizon and investment guidelines. Based on the desired exposure to particular investments and thorough risk analysis the managers then decide which funds to use as underlying funds and in which proportions.

DWS LifeCompass 2030 Fund

Effective November 1, 2007, the fund's current target asset allocations have been revised to approximately 90% equity funds and 10% fixed income funds. As a result, the investment objective and strategy of the fund is the following:

The fund seeks to achieve as high total return as is consistent with its asset allocation until the target year. As the fund approaches its target year, the fund will decrease its emphasis on growth of capital and increase its emphasis on current income. The fund is designed for investors seeking to meet their respective investment goals, such as retirement, around the year 2030. The fund pursues its investment objective by investing mainly in other
DWS mutual funds. The fund may also invest in Exchange Traded Funds ("ETFs") when the desired economic exposure to a particular market or sector is not available through a DWS fund.

The fund has a target asset allocation, which the managers use as a reference point in setting the fund's actual asset allocation. The target asset allocation for the fund will change over time based on the number of years remaining until the target year, becoming more conservative as the fund approaches the target year. As the target year approaches, the fund's target asset allocation will approach that of the DWS LifeCompass Retirement
Fund (the "Retirement Fund"). Once the fund's actual asset allocation is similar to that of the Retirement Fund, the fund may be combined with the Retirement Fund or another DWS fund offered at the time.

The fund's target asset allocation may differ from the fund's actual asset allocation. The managers periodically review the actual asset allocation and may adjust it based on the target investment horizon, current or expected market conditions or to manage risk. In making their asset allocation decisions, the managers use a proprietary mix of quantitative and qualitative inputs to arrive at a view for the securities markets and segments of those markets.
These inputs include, but are not limited to, return forecasts for asset classes, target investment horizon and investment guidelines. Based on the desired exposure to particular investments and thorough risk analysis the managers then decide which funds to use as underlying funds and in which proportions.

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